PLEASE VOTE PROMPTLY
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Your vote is  important,  no matter how many shares you own.  Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

This proxy is solicited on behalf of the Board of Trustees. The signers of this proxy hereby appoint Harold W. Cogger, Nancy L. Conlin and William J. Ballou, each of them proxies of the signers, with power of substitution to vote at the

Special Meeting of Shareholders of Colonial International Fund for Growth, to be held at Boston, Massachusetts, on Friday, July 24, 1998, and at any adjournments, as specified herein, and in accordance with their best judgement, on any other business that may properly come before this meeting.

After careful review, the Board of Trustees unanimously has recommended a vote "FOR" all matters.




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Colonial Investors Service Center, Inc.
P.O. Box 1722
Boston, Massachusetts 02105-1722


PLEASE READ BOTH SIDES OF THIS CARD

VOTE TODAY!

This proxy, when properly executed, will be voted in the manner directed herein and, absent direction, will be voted FOR Item 1 below. This proxy will be voted in accordance with the holder's best judgement as to any other matter.

The Board of Trustees recommends a vote FOR the following Item:

Approve or disapprove the Combination of Colonial International Fund for Growth into Colonial International Horizons Fund. (Item 1 of the Notice)

For                      Against                        Abstain
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|  |                        |  |                               |  |
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Please sign exactly as name or names  appear  hereon.  Joint owners  should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                                    --
MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE BELOW                |  |
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______________________      ____________________      Date_________________
Shareholder sign here       Co-owner sign here


PLEASE MARK, SIGN DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

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